                                  EXHIBIT 10.6


                             EMPLOYMENT  AGREEMENT

    This Employment Agreement ("Agreement") effective as of April 24, 1997 ("Effective Date") by and between Golden Pharmaceuticals, Inc. (the "Company"), a Colorado corporation, with its business at 710-14th Street, Golden, Colorado 80401 and John H. Grant ("Employee"), an individual, with his principal address at 1288 Denniston Street, Pittsburgh, Pennsylvania 15217.


                                  ARTICLE I

                                 ENGAGEMENT

1. TERM. The term of the Agreement shall be five (5) years ("Employment Term") commencing not later than July 27, 1997, and terminating July 26, 2002 (the "Initial Term").

2. DUTIES. The individual agrees to serve in a management capacity with the Company, including initial work as Vice Chairman of the Board.

3. COMMUNICATION. The Employee will report to the Chairman of the Board, Charles R. Drummond or his successor as may be elected.


                                   ARTICLE II

                                  COMPENSATION

1. SALARY. Compensation for the Employee's service will consist of a minimum payment of $95,000 (ninety-five thousand dollars) per year, with adjustments from time to time depending on performance and roles assigned.

2. BENEFITS. Benefits to the Employee shall consist of health insurance, life insurance, holidays, vacation and other benefits as from time to time shall be made available to the employees of the Company.

3. RELOCATION EXPENSES. The Employee shall be reimbursed for out-of-pocket expenses in conjunction with his family's relocation to sites requested by the Employer.

4. CHANGE IN CONTROL. If there should be a change in the management control of the Company and the Employee's role should change significantly, the remaining salary due under the Term of this Agreement will become due and payable at the Employee's request within ten days of said transaction.

                                  ARTICLE III

                                 NONCOMPETITION

1. NONCOMPETITION. The employee acknowledges the highly competitive nature of the industry and agrees that during the term of his employment and for a period of two years thereafter he will not work for a competitor of any unit of the Company.


                                   ARTICLE IV

                                 MISCELLANEOUS

1. WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


2. ARBITRATION OF ALL DISPUTES. Any claims arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Denver, Colorado in accordance with the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the day and year first above written.

                                           GOLDEN PHARMACEUTICALS, INC.


                                        By:
                                           --------------------------------
                                           Charles R. Drummond, Chairman of
                                           the Board of Directors and CEO


                                        By:
                                           --------------------------------
                                           John H. Grant, an individual